Exhibit 99.1
NEWS RELEASE
  NEWS RELEASE

FOR RELEASE: IMMEDIATE
GATX CORPORATION REPORTS 2013 THIRD QUARTER RESULTS
CHICAGO, IL, October 24, 2013 - GATX Corporation (NYSE:GMT) today reported 2013 third quarter net income of $53.8 million or $1.15 per diluted share, compared to net income of $53.8 million or $1.13 per diluted share in the third quarter of 2012. The 2013 and 2012 third quarter results include benefits from Tax Adjustments and Other Items of $2.8 million or $.06 per diluted share and $18.2 million or $.38 per diluted share, respectively.
Net income for the first nine months of 2013 was $116.0 million or $2.45 per diluted share, compared to $107.6 million or $2.26 per diluted share in the prior year period. The 2013 and 2012 year-to-date results include benefits from Tax Adjustments and Other Items of $4.5 million or $.09 per diluted share and $0.7 million or $.02 per diluted share, respectively. Details related to the Tax Adjustments and Other Items are provided in the attached Supplemental Information.
Brian A. Kenney, president and chief executive officer of GATX, said, “The demand for tank cars in North America remains strong. During the third quarter, the renewal rate change of GATX’s Lease Price Index (“LPI”) was a positive 34.3% and the average renewal term for cars in the LPI was 63 months. Freight car markets are uneven, although demand for grain and coal cars improved modestly from very low levels.
“Within Rail International, we sold our 37.5% interest in AAE Cargo AG during the quarter. GATX Rail Europe (“GRE”), our wholly-owned tank car leasing business, is now better positioned to pursue opportunities in the European freight car market. GRE continues to have solid performance as we are investing in new tank cars and aggressively scrapping older equipment. Fleet utilization was 96.3% at the end of the third quarter.”
Mr. Kenney continued, “American Steamship Company (“ASC”) operated thirteen vessels during the quarter, as weather conditions were favorable and water levels normalized. Customer demand remains in line with expectations. Within the Portfolio Management segment, the Rolls-Royce and Partners Finance joint ventures continue to have strong operating results.”
Mr. Kenney concluded, “We continue to expect 2013 full year earnings to be in the range of $3.20 - $3.30 per diluted share. This guidance excludes any impact from Tax Adjustments and Other Items.”
RAIL NORTH AMERICA
Rail North America reported segment profit of $57.9 million in the third quarter of 2013, compared to $45.6 million in the third quarter of 2012. Year to date, Rail North America reported segment profit of $156.4 million, compared to $149.5 million in the same period of 2012. The increase in quarterly and year-to-date segment profit was driven by higher lease rates and improved asset remarketing results, partially offset by an expected increase in maintenance expense related to regulatory compliance work.

At September 30, 2013, Rail North America's wholly-owned fleet totaled approximately 110,000 cars, and fleet utilization was 98.5% compared to 98.2% at the end of the second quarter and 98.2% at September 30, 2012. During the third quarter of 2013, GATX's Lease Price Index (“LPI”), a weighted average lease renewal rate for a group of railcars representative of Rail North America's fleet, increased 34.3% over the weighted average expiring lease rate. This compares to a 36.0% increase in the prior quarter and a 26.4% increase in the third quarter 2012. The average lease renewal term for cars included in the LPI during the third quarter was 63 months, compared to 58 months in the second quarter and 59 months in the third quarter of 2012.
Rail North America's investment volume was $130.8 million during the third quarter, and included the purchase of new tank and freight cars.
RAIL INTERNATIONAL
Rail International reported segment profit of $34.8 million in the third quarter of 2013, compared to $17.9 million in the third quarter of 2012. The 2013 and 2012 third quarter results include the pre-tax benefit from Other Items of $15.1 million and the negative pre-tax impact from Other Items of $2.1 million, respectively. Excluding the impact from Other Items, third quarter segment profit was comparable to the prior year period.
Rail International reported segment profit of $77.8 million year-to-date 2013, compared to $22.2 million in 2012. The 2013 and 2012 results include the pre-tax benefit from Other Items of $17.0 million and the negative pre-tax impact from Other Items of $20.9 million, respectively. The increase in year-to-date segment profit was driven by increased lease income, scrapping gains, and fewer maintenance events, partially offset by higher depreciation expense at GRE.
GRE’s fleet totaled approximately 22,000 railcars as of September 30, 2013, and utilization was 96.3%, compared to 95.8% at the end of the second quarter and 96.6% at September 30, 2012.
During the third quarter, Rail International's investment volume was $43.7 million, primarily for new tank cars in Europe.
Additional current and historical fleet and operating data as well as macroeconomic data related to Rail North America's and Rail International's businesses can be found on the last page of this press release.
AMERICAN STEAMSHIP COMPANY
American Steamship Company (“ASC”) reported segment profit of $12.9 million in the third quarter of 2013, comparable to segment profit of $13.2 million in the third quarter 2012.
Segment profit year-to-date 2013 was $23.8 million, compared to $29.3 million year-to-date 2012. The decline in year-to-date segment profit was due to operating delays and low water levels early in the sailing season, and modestly lower iron ore tonnage.

PORTFOLIO MANAGEMENT
Portfolio Management reported segment profit of $17.7 million in the third quarter of 2013 compared to $15.0 million in the third quarter of 2012. The increase in segment profit was attributable to modest improvement from vessels operating in certain ocean-going markets.
Year to date, Portfolio Management reported segment profit of $47.5 million compared to $51.6 million in the same period of 2012. The decline in segment profit was driven by lower lease revenues due to equipment sales and the absence of warrant income recorded in the prior year, partially offset by the modest improvement from certain ocean-going vessels.
The Portfolio Management segment currently consists of approximately $852 million of owned assets and third-party managed portfolios of approximately $128 million.
COMPANY DESCRIPTION
GATX Corporation (NYSE:GMT) strives to be recognized as the finest railcar leasing company in the world by its customers, its shareholders, its employees and the communities where it operates. Controlling one of the largest railcar fleets in the world, GATX has been providing quality railcars and services to its customers for 115 years. GATX has been headquartered in Chicago, Illinois since its founding in 1898. For more information, visit the Company's website at www.gatx.com.
TELECONFERENCE INFORMATION
GATX Corporation will host a teleconference to discuss 2013 third quarter. Call details are as follows:
Thursday, October 24th
11:00 A.M. Eastern Time
Domestic Dial-In: 1-877-591-4957
International Dial-In: 1-719-325-4795
Replay: 1-888-203-1112 or 1-719-457-0820 /Access Code: 8820832

Call-in details, a copy of this press release and real-time audio access are available at www.gatx.com. Please access the call 15 minutes prior to the start time. Following the call, a replay will be available on the same site.

FORWARD-LOOKING STATEMENTS
Certain statements in this document may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. These statements refer to information that is not purely historical, such as estimates, projections and statements relating to our business plans, objectives and expected operating results, and the assumptions on which those statements are based. Some of these statements may be identified by words like “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project” or other similar words. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in GATX's Annual Report on Form 10-K/A for the year ended December 31, 2012 and other filings with the SEC, and that actual results or events may differ materially from the forward-looking statements.
Specific risks and uncertainties that might cause actual results to differ from expectations include, but are not limited to, (1) general economic, market, regulatory and political conditions affecting the rail, marine and other industries served by GATX and its customers; (2) competitive factors in GATX's primary markets, including lease pricing and asset availability; (3) lease rates, utilization levels and operating costs in GATX's primary operating segments; (4) conditions in the capital markets or changes in GATX's credit ratings and financing costs; (5) risks related to GATX's international operations and expansion into new geographic markets; (6) risks related to compliance with, or changes to, laws, rules and regulations applicable to GATX and its rail, marine and other assets; (7) operational disruption and increased costs associated with compliance maintenance programs and other maintenance initiatives; (8) operational and financial risks associated with long-term railcar purchase commitments; (9) changes in loss provision levels within GATX's portfolio; (10) conditions affecting certain assets, customers or regions where GATX has a large investment; (11) impaired asset charges that may result from changing market conditions or portfolio management decisions implemented by GATX; (12) opportunities for remarketing income; (13) labor relations with unions representing GATX employees; and (14) the outcome of pending or threatened litigation.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief or expectation only as of the date hereof. GATX has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.
FOR FURTHER INFORMATION CONTACT:
GATX Corporation
Jennifer Van Aken
312-621-6689
jennifer.vanaken@gatx.com

Investor, corporate, financial, historical financial, photographic and news release information may be found at www.gatx.com.

(10/24/13)

--Tabular Follows--

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In millions, except per share data)

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Revenues
Lease revenue	$246.7	$231.5	$722.9	$682.6
Marine operating revenue	89.0	85.5	190.8	186.1
Other revenue	17.5	14.9	50.7	42.8
Total Revenues	353.2	331.9	964.4	911.5
Expenses
Maintenance expense	76.9	68.8	217.9	197.5
Marine operating expense	58.2	56.5	132.5	125.2
Depreciation expense	65.6	60.7	186.6	175.9
Operating lease expense	31.5	32.7	97.4	96.6
Other operating expense	6.9	6.6	19.2	16.6
Selling, general and administrative expense	42.0	38.6	129.8	115.6
Total Expenses	281.1	263.9	783.4	727.4
Other Income (Expense)
Net gain on asset dispositions	23.5	11.3	59.8	57.6
Interest expense, net	(41.1)	(42.9)	(125.2)	(127.1)
Other (expense) income	(4.4)	(3.9)	(8.6)	(4.0)
Income before Income Taxes and Share of Affiliates’ Earnings	50.1	32.5	107.0	110.6
Income Taxes	(31.3)	1.7	(47.9)	(22.3)
Share of Affiliates’ Earnings (net of tax)	35.0	19.6	56.9	19.3
Net Income	$53.8	$53.8	$116.0	$107.6

Share Data
Basic earnings per share	$1.16	$1.15	$2.49	$2.30
Average number of common shares	46.2	46.9	46.5	46.8
Diluted earnings per share	$1.15	$1.13	$2.45	$2.26
Average number of common shares and common share equivalents	46.8	47.6	47.2	47.5
Dividends declared per common share	$0.31	$0.30	$0.93	$0.90

GATX CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In millions)

	September 30 2013	December 31 2012
Assets
Cash and Cash Equivalents	$150.7	$234.2
Restricted Cash	21.8	29.7
Receivables
Rent and other receivables	81.1	88.4
Loans	120.3	27.2
Finance leases	213.7	245.7
Less: allowance for losses	(4.7)	(4.6)
	410.4	356.7

Operating Assets and Facilities	7,400.6	6,855.2
Less: allowance for depreciation	(2,291.9)	(2,200.8)
	5,108.7	4,654.4

Investments in Affiliated Companies	361.9	502.0
Goodwill	93.5	91.7
Other Assets	192.1	186.7
Total Assets	$6,339.1	$6,055.4
Liabilities and Shareholders’ Equity
Accounts Payable and Accrued Expenses	$197.5	$177.4
Debt
Commercial paper and borrowings under bank credit facilities	47.5	273.6
Recourse	3,621.8	3,152.4
Nonrecourse	75.2	130.6
Capital lease obligations	9.0	11.3
	3,753.5	3,567.9

Deferred Income Taxes	839.5	783.0
Other Liabilities	236.5	282.9
Total Liabilities	5,027.0	4,811.2
Total Shareholders’ Equity	1,312.1	1,244.2
Total Liabilities and Shareholders’ Equity	$6,339.1	$6,055.4

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2013
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$192.2	$45.6	$1.1	$7.8	$—	$246.7
Marine operating revenue	—	—	73.0	16.0	—	89.0
Other revenue	14.3	1.9	—	1.3	—	17.5
Total Revenues	206.5	47.5	74.1	25.1	—	353.2
Expenses
Maintenance expense	58.6	10.9	7.4	—	—	76.9
Marine operating expense	—	—	47.2	11.0	—	58.2
Depreciation expense	44.9	10.8	4.1	5.8	—	65.6
Operating lease expense	29.7	—	1.8	—	—	31.5
Other operating expense	4.9	1.3	—	0.7	—	6.9
Total Expenses	138.1	23.0	60.5	17.5	—	239.1
Other Income (Expense)
Net gain on asset dispositions	20.5	1.3	—	1.7	—	23.5
Interest expense, net	(26.1)	(6.7)	(1.6)	(6.3)	(0.4)	(41.1)
Other (expense) income	(4.8)	(1.0)	0.9	—	0.5	(4.4)
Share of affiliates’ earnings (pretax)	(0.1)	16.7	—	14.7	—	31.3
Segment Profit (Loss)	$57.9	$34.8	$12.9	$17.7	$0.1	$123.4
Selling, general and administrative expense						42.0
Income taxes (includes $3.7 million of net benefits related to affiliates’ earnings)						27.6
Net Income						$53.8
Selected Data:
Investment Volume	$130.8	$43.7	$—	$19.3	$2.4	$196.2
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$18.1	$—	$—	$0.1	$—	$18.2
Residual sharing income	0.3	—	—	1.5	—	1.8
Non-remarketing disposition gains (a)	2.2	1.5	—	—	—	3.7
Asset impairment	(0.1)	(0.2)	—	0.1	—	(0.2)
Total Net Gain on Asset Dispositions	$20.5	$1.3	$—	$1.7	$—	$23.5

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2013
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$563.3	$132.2	$3.2	$24.2	$—	$722.9
Marine operating revenue	—	—	157.0	33.8	—	190.8
Other revenue	41.9	5.8	—	3.0	—	50.7
Total Revenues	605.2	138.0	160.2	61.0	—	964.4
Expenses
Maintenance expense	170.8	32.0	15.1	—	—	217.9
Marine operating expense	—	—	105.2	27.3	—	132.5
Depreciation expense	129.9	31.5	8.1	17.1	—	186.6
Operating lease expense	94.0	—	3.5	—	(0.1)	97.4
Other operating expense	13.9	3.6	—	1.7	—	19.2
Total Expenses	408.6	67.1	131.9	46.1	(0.1)	653.6
Other Income (Expense)
Net gain on asset dispositions	40.9	3.8	—	15.1	—	59.8
Interest expense, net	(80.5)	(17.5)	(4.8)	(19.7)	(2.7)	(125.2)
Other (expense) income	(8.9)	(0.5)	0.3	—	0.5	(8.6)
Share of affiliates’ earnings (pretax)	8.3	21.1	—	37.2	—	66.6
Segment Profit (Loss)	$156.4	$77.8	$23.8	$47.5	$(2.1)	$303.4
Selling, general and administrative expense						129.8
Income taxes (includes $9.7 million related to affiliates’ earnings)						57.6
Net Income						$116.0
Selected Data:
Investment Volume	$345.9	$134.9	$11.0	$170.5	$4.5	$666.8
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$27.0	$—	$—	$8.4	$—	$35.4
Residual sharing income	3.2	—	—	6.6	—	9.8
Non-remarketing disposition gains (a)	11.5	5.3	—	—	—	16.8
Asset impairment	(0.8)	(1.5)	—	0.1	—	(2.2)
Total Net Gain on Asset Dispositions	$40.9	$3.8	$—	$15.1	$—	$59.8

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Three Months Ended September 30, 2012
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$180.7	$40.1	$1.1	$9.6	$—	$231.5
Marine operating revenue	—	—	79.1	6.4	—	85.5
Other revenue	12.7	1.4	—	0.8	—	14.9
Total Revenues	193.4	41.5	80.2	16.8	—	331.9
Expenses
Maintenance expense	51.3	9.8	7.7	—	—	68.8
Marine operating expense	—	—	51.3	5.2	—	56.5
Depreciation expense	42.2	8.9	4.0	5.6	—	60.7
Operating lease expense	31.4	—	1.3	—	—	32.7
Other operating expense	5.2	1.1	—	0.3	—	6.6
Total Expenses	130.1	19.8	64.3	11.1	—	225.3
Other Income (Expense)
Net gain on asset dispositions	9.2	1.0	—	1.1	—	11.3
Interest expense, net	(26.3)	(6.1)	(1.8)	(6.9)	(1.8)	(42.9)
Other (expense) income	(1.8)	(1.8)	(0.9)	0.3	0.3	(3.9)
Share of affiliates’ earnings (pretax)	1.2	3.1	—	14.8	—	19.1
Segment Profit (Loss)	$45.6	$17.9	$13.2	$15.0	$(1.5)	$90.2
Selling, general and administrative expense						38.6
Income taxes (includes $0.5 million of net benefits related to affiliates’ earnings)						(2.2)
Net Income						$53.8
Selected Data:
Investment Volume	$81.9	$41.4	$0.3	$6.3	$1.7	$131.6
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$6.3	$—	$—	$—	$—	$6.3
Residual sharing income	0.3	—	—	1.1	—	1.4
Non-remarketing disposition gains (a)	2.6	1.3	—	—	—	3.9
Asset impairment	—	(0.3)	—	—	—	(0.3)
Total Net Gain on Asset Dispositions	$9.2	$1.0	$—	$1.1	$—	$11.3

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SEGMENT DATA (UNAUDITED)
Nine Months Ended September 30, 2012
(In millions)

	Rail N.A.	Rail Int’l	ASC	Portfolio Management	Other	GATX Consolidated
Revenues
Lease revenue	$531.9	$119.1	$3.2	$28.4	$—	$682.6
Marine operating revenue	—	—	166.0	20.1	—	186.1
Other revenue	36.6	3.9	—	2.3	—	42.8
Total Revenues	568.5	123.0	169.2	50.8	—	911.5
Expenses
Maintenance expense	148.1	34.6	14.8	—	—	197.5
Marine operating expense	—	—	108.6	16.6	—	125.2
Depreciation expense	125.7	26.1	7.9	16.2	—	175.9
Operating lease expense	94.1	—	2.5	0.2	(0.2)	96.6
Other operating expense	13.6	4.0	(0.3)	(0.7)	—	16.6
Total Expenses	381.5	64.7	133.5	32.3	(0.2)	611.8
Other Income (Expense)
Net gain on asset dispositions	39.7	3.1	—	14.8	—	57.6
Interest expense, net	(78.0)	(19.0)	(5.5)	(20.6)	(4.0)	(127.1)
Other (expense) income	(3.9)	(3.3)	(0.9)	3.4	0.7	(4.0)
Share of affiliates’ earnings (pretax)	4.7	(16.9)	—	35.5	—	23.3
Segment Profit (Loss)	$149.5	$22.2	$29.3	$51.6	$(3.1)	$249.5
Selling, general and administrative expense						115.6
Income taxes (includes $4.0 million related to affiliates’ earnings)						26.3
Net Income						$107.6
Selected Data:
Investment Volume	$318.5	$125.4	$11.7	$62.8	$5.0	$523.4
Net Gain on Asset Dispositions
Asset Remarketing Income:
Disposition gains on owned assets	$28.1	$—	$—	$9.3	$—	$37.4
Residual sharing income	1.7	—	—	5.2	—	6.9
Non-remarketing disposition gains (a)	11.1	3.9	—	—	—	15.0
Asset impairment	(1.2)	(0.8)	—	0.3	—	(1.7)
Total Net Gain on Asset Dispositions	$39.7	$3.1	$—	$14.8	$—	$57.6

(a)	Includes scrapping gains

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except per share data)
Impact of Tax Adjustments and Other Items on Net Income:

	Three Months Ended September 30		Nine Months Ended September 30
	2013	2012	2013	2012
Adjustments to income taxes attributable to consolidated income:
GATX income taxes on sale of AAE (a)	$(23.2)	$—	$(23.2)	$—
Foreign tax credit carryforward (a)	3.9	—	3.9	—
Tax rate changes (b)	—	—	—	(0.7)
Tax benefits recognized upon the close of domestic and foreign tax audits	—	15.5	—	15.5
Adjustments attributable to affiliates' earnings:
Pre-tax gain on sale of AAE (a)	9.3	—	9.3	—
Interest rate swaps at AAE, net of taxes (c)	5.2	(1.9)	6.9	(18.7)
Tax rate changes (b)	7.6	4.6	7.6	4.6
Total impact on net income	$2.8	$18.2	$4.5	$0.7

Total impact on diluted earnings per share	$0.06	$0.38	$0.09	$0.02

_________

(a)	Aggregate after-tax impact of AAE sale for 2013 third quarter and 2013 year-to-date was $10.0 million.

(b)
Deferred tax adjustments due to an enacted statutory rate increase in Ontario in 2012, the reversal of accruals resulting from the close of a domestic tax audit in 2012, foreign tax credit utilization in 2013 and statutory rate decreases in the United Kingdom for certain affiliates for 2013 and 2012.

(c)	Realized and unrealized gains (losses) recognized on certain interest rate swaps at AAE Cargo AG.

We highlight these items to allow for a more meaningful comparison of financial performance between years and to provide transparency into the operating results of our business.

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(In millions, except leverage)
(Continued)

	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013
Assets by Segment (includes off-balance-sheet assets)
Rail North America	$4,340.6	$4,427.1	$4,399.3	$4,446.7	$4,495.1
Rail International	984.5	1,070.1	1,076.9	1,119.1	1,203.8
ASC	312.7	305.1	291.5	317.2	303.0
Portfolio Management	812.9	789.6	763.5	823.3	848.7
Other	81.9	84.1	82.7	80.4	83.5
Total Assets, excluding cash	$6,532.6	$6,676.0	$6,613.9	$6,786.7	$6,934.1
Capital Structure
Commercial paper and bank credit facilities,
net of unrestricted cash	$(214.5)	$39.4	$(200.8)	$(79.3)	$(103.2)
On-balance-sheet recourse debt	3,347.4	3,152.4	3,483.5	3,546.4	3,621.8
On-balance-sheet nonrecourse debt	133.3	130.6	127.9	103.0	75.2
Off-balance-sheet recourse debt	706.1	730.1	667.2	642.7	624.4
Off-balance-sheet nonrecourse debt	159.7	154.4	150.0	146.8	143.1
Capital lease obligations	11.3	11.3	10.1	10.1	9.0
Total Borrowings, net of unrestricted cash	$4,143.3	$4,218.2	$4,237.9	$4,369.7	$4,370.3
Total Recourse Debt (a)	$3,850.3	$3,933.2	$3,960.0	$4,119.9	$4,152.0
Shareholders’ Equity	$1,225.4	$1,244.2	$1,223.5	$1,219.1	$1,312.1
Recourse Leverage (b)	3.1	3.2	3.2	3.4	3.2
 _________

(a)	Includes on- and off-balance-sheet recourse debt; capital lease obligations; commercial paper and bank credit facilities, net of unrestricted cash.

(b)	Calculated as total recourse debt / shareholder's equity.

Reconciliation of Total Assets to Total Assets (Including Off-Balance-Sheet Assets), Excluding Cash:
Total Assets	$6,125.1	$6,055.4	$6,144.7	$6,119.2	$6,339.1
Less: cash	(458.3)	(263.9)	(348.0)	(122.0)	(172.5)
Add off-balance-sheet assets:
Rail North America	843.6	863.5	797.3	770.7	749.9
ASC	22.2	21.0	19.9	18.8	17.6
Total Assets, excluding cash	$6,532.6	$6,676.0	$6,613.9	$6,786.7	$6,934.1

GATX CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
(Continued)

	9/30/2012	12/31/2012	3/31/2013	6/30/2013	9/30/2013
Rail North America Statistics
Lease Price Index (LPI) (a)
Average renewal lease rate change	26.4%	32.3%	30.8%	36.0%	34.3%
Average renewal term (months)	59	65	65	58	63
Fleet Rollforward
Beginning balance	109,187	109,162	109,551	109,637	110,774
Cars added	858	1,106	988	2,035	914
Cars scrapped	(544)	(366)	(810)	(456)	(308)
Cars sold	(339)	(351)	(92)	(442)	(1,425)
Ending balance	109,162	109,551	109,637	110,774	109,955
Utilization	98.2%	97.9%	97.8%	98.2%	98.5%
Average active railcars	107,224	107,062	106,964	107,722	108,452
Rail International Statistics
Fleet Rollforward
Beginning balance	21,209	21,314	21,840	21,896	21,986
Cars added	355	650	361	492	349
Cars scrapped/sold	(250)	(124)	(305)	(402)	(294)
Ending balance	21,314	21,840	21,896	21,986	22,041
Utilization	96.6%	95.1%	95.5%	95.6%	96.2%
Average active railcars	20,490	20,635	20,817	20,948	21,091
Rail Industry Statistics
Manufacturing Capacity Utilization Index (b)	78.4%	77.7%	78.2%	77.8%	n/a (e)
Year-over-year Change in U.S. Carloadings (excl. intermodal) (c)	(2.5)%	(3.1)%	(3.0)%	(1.5)%	(0.9)%
Year-over-year Change in U.S. Carloadings (chemical) (c)	(1.1)%	(0.8)%	(1.5)%	(0.3)%	0.0%
Year-over-year Change in U.S. Carloadings (petroleum) (c)	42.6%	46.3%	57.2%	47.9%	36.8%
Production Backlog at Railcar Manufacturers (d)	61,400	60,244	71,704	73,706	73,848
American Steamship Company Statistics
Total Net Tons Carried (millions)	10.4	8.8	1.5	9.0	9.7
 _________

(a)
GATX's Lease Price Index ("LPI") is an internally-generated business indicator that measures general lease rate pricing on renewals within its North American railcar fleet. The index is calculated using the weighted average lease rate for a group of railcar types that GATX believes best represents its overall North American fleet. In addition, this representative group of North American railcars is used to calculate an average renewal lease rate change and an average renewal term. The average renewal lease rate change is the percentage change between the weighted average renewal lease rate and the weighted average expiring lease rate. The average renewal lease term index is reported in months.  It reflects the average renewal lease term of railcar types in the LPI weighted by fleet composition.

(b)	As reported and revised by the Federal Reserve.

(c)	As reported by the Association of American Railroads (AAR).

(d)	As reported by the Railway Supply Institute (RSI).

(e)	Not available, not published as of the date of this release.